Exhibit 99.1

Media contact: newpeoplesbank@fticonsulting.com

New Peoples Bank Notifies Customers of Cybersecurity Incident

June 29, 2022 Honaker, VA:

New Peoples Bank (“NPB”), the wholly owned subsidiary of New Peoples Bankshares, Inc. (OTCBB: NWPP), announces that it recently experienced a cybersecurity incident that temporarily interrupted the operability of its computer systems. Since learning of the incident, NPB worked around-the-clock to quickly and safely restore its systems from backups and resume normal operations. As of the date of release, NPB systems have been restored and banking operations have resumed. All transactions from June 15 forward have been processed.

Since learning of the incident on June 15, 2022, NPB has been conducting an investigation into the nature and scope. A third-party cybersecurity firm was engaged to assist in the investigation, and law enforcement and regulators were notified. The investigation revealed that an unauthorized person gained access to NPB systems. Through its investigation, NPB determined that some personal information of its customers, shareholders, and employees may have been subject to unauthorized access as a result of this incident. Specifically, the investigation determined that the unauthorized person gained access to NPB systems on June 9, 2022. Although NPB had protocols and security technology in place to help prevent this access, the unauthorized person was able to evade many of these defenses. NPB determined that some customer information may have been accessed or acquired by the unauthorized person, including Social Security numbers, driver’s license numbers, financial account information, and/or electronic signatures.

NPB is approaching this situation with the utmost seriousness and understands the concern this incident may cause its customers. As a result, customers will be offered a complimentary one-year membership with Experian’s® IdentityWorksSM. This product helps detect possible misuse of personal information and provides identity protection support. For more information on IdentityWorksSM, including instructions on how to activate the complimentary one-year membership, as well as some additional steps individuals may consider taking to protect their personal information, please visit NPB’s website – https://www.newpeoples.bank/ – and look for the link to “Cybersecurity Incident.”

NPB encourages everyone to remain vigilant by reviewing their account statements and credit reports for any unauthorized activity. If individuals see charges or activity they did not authorize, please contact the relevant financial institution or the credit bureau reporting the activity immediately.

NPB has established a dedicated call center to help answer any questions customers may have about the incident or how to sign up for these services. Please call 855-516-3784, Monday through Friday, between 9:00 a.m. and 6:30 p.m. Eastern Time (excluding major U.S. holidays) for more information.

NPB sincerely regrets any inconvenience or concern this incident may have caused, and looks forward to continuing to serve its customers and communities. Safeguarding the information entrusted to it is a responsibility NPB takes seriously. The bank is working towards enhancing its existing security protocols and safeguards even further to help prevent unauthorized access to its systems in the future.

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 20 locations throughout southwest Virginia, eastern Tennessee, western North Carolina, and southern West Virginia. The Company’s common stock is traded over the counter under the trading symbol “NWPP”. Additional investor information can be found on the Company’s website at https://newpeoples.bank/Bankshares-About-Us.

This news release contains statements concerning the Company’s expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute “forward-looking statements” as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include:

(i) the success or failure of efforts to implement the Company’s business plan; (ii) any required increase in the Company’ regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company’s nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company’s markets; (vii) the Company’s ability to attract and retain talent; (viii) demographical changes in the Company’s markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company’s market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower’s ability to repay and the Company’s management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xvii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues (including the novel coronavirus (COVID-19) outbreak and the associated efforts to limit the spread of the disease), and other catastrophic events; (xviii) technology utilized by the Company; (xix) the Company’s ability to successfully manage cyber security; (xx) the Company’s reliance on third-party vendors and correspondent banks; (xxi) changes in generally accepted accounting principles; (xxii) changes in governmental regulations, tax rates and similar matters; and (xxiii) other risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.